                                                                      EXHIBIT 12

                             Berkshire Hathaway Inc.
      Statement Regarding Calculation of Ratio of Consolidated Earnings to
                           Consolidated Fixed Charges
                              (Dollars in millions)

                                                                      Nine
                                                                  Months Ended                Years Ended December 31,
                                                                  -------------    ------------------------------------------------
                                                                  September 30,
                                                                      2004          2003     2002       2001       2000       1999
                                                                  -------------    ------   -------    -------    -------    ------
Net earnings                                                         $ 3,969      $ 8,151   $ 4,286    $   795    $ 3,328    $1,557
  Income tax expense                                                   1,999        3,805     2,059        590      1,997       852
  Minority interests in earnings                                          40           64        14         53        241        41
  Equity in earnings of MidAmerican Energy Holdings Company              (71)        (429)     (359)      (134)       (85)        -
  Fixed charges *                                                        700          614       840      1,069        986       773
                                                                     -------      -------   -------    -------    -------    ------
Earnings available for fixed charges                                 $ 6,637      $12,205   $ 6,840    $ 2,373    $ 6,467    $3,223
                                                                     =======      =======   =======    =======    =======    ======

Investment gains, pre-tax, included in
  earnings available for fixed charges                               $ 1,151      $ 4,129   $   918    $ 1,488    $ 4,499    $1,247
                                                                     =======      =======   =======    =======    =======    ======

Fixed charges *

  Interest on indebtedness (including amortization
    of debt discount and expense)                                    $   590      $   472   $   725    $   968    $   916    $  715
  Rentals representing interest                                          110          142       115        101         70        58
                                                                     -------      -------   -------    -------    -------    ------
                                                                     $   700      $   614   $   840    $ 1,069    $   986    $  773
                                                                     =======      =======   =======    =======    =======    ======


Ratio of earnings to fixed charges *                                    9.48x       19.88x     8.14x      2.22x      6.56x     4.17x
                                                                     =======      =======   =======    =======    =======    ======
Ratio of earnings, excluding investment
  gains, to fixed charges *                                             7.84x       13.15x     7.05x      0.83x      2.00x     2.56x
                                                                     =======      =======   =======    =======    =======    ======

-------------

* Includes fixed charges of finance businesses. Fixed charges of finance businesses were as follows:

                                                                  Nine
                                                              Months Ended                   Years Ended December 31,
                                                              -------------       -------------------------------------------------
                                                              September 30,
                                                                   2004            2003      2002       2001       2000       1999
                                                              -------------       ------    -------    -------    -------    ------
                                                                 $   505          $  337    $   551    $   775    $   786    $  586

Excluding fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:

                                                                  Nine
                                                              Months Ended                    Years Ended December 31,
                                                              -------------       -------------------------------------------------
                                                              September 30,
                                                                   2004            2003      2002       2001       2000       1999
                                                              -------------       ------    -------    -------    -------    ------
Including investment gains                                      31.45x            42.84x    21.76x      5.44x      28.41x    14.10x
Excluding investment gains                                      25.54x            27.94x    18.58x      0.37x       5.91x     7.43x